UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Matador Resources Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE:

The information below supplements the information included in the Definitive Proxy Statement filed by Matador Resources Company (the “Company”) with the Securities and Exchange Commission on April 24, 2014.

On May 29, 2014, the Company completed an underwritten public offering of 7,500,000 shares of its common stock (the “Offering”). Certain of the Company’s directors, director nominees, special board advisors and executive officers (or their affiliates) purchased an aggregate of 93,000 shares of the Company’s common stock in the Offering. The details regarding the purchases of common stock by the Company’s executive officers and directors is included in reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Affiliates of Mr. Reynald A. Baribault, a director nominee who is not yet subject to the requirements of Section 16(a) of the Exchange Act, purchased 20,000 shares of common stock in the Offering. Such shares were purchased for $25.00 per share.

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